Page 5 of 7 Pages
                   			    EXHIBIT INDEX


Page No.	  Identification and Classification of the Subsidiary
6&7		      Which Acquired the Security Being Reported on by the
         		Parent Holding Company


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                                                       Page 6 of 7 Pages


                 			       EXHIBIT



Aetna Life Insurance Company, an insurance company and wholly-owned subsidiary of Aetna Life and Casualty Company.

     290,900 shares of Common Stock;  Par Value $1



Aetna Capital Management, Inc., a registered broker-dealer and investment adviser and wholly-owned subsidiary of Aetna Life and Casualty Company.

     298,800 shares of Common Stock;  Par Value $1



Aetna Financial Services, Inc., a registered broker-dealer and investment adviser and a wholly-owned subsidiary of Aetna Life and Casualty Company.

       3,100 shares of Common Stock;  Par Value $1



Aetna Life Insurance and Annuity Company, an insurance company, a registered broker-dealer and a registered investment adviser and wholly-owned subsidiary of Aetna Life and Casualty Company.

       1,200 shares of Common Stock;  Par Value $1



Aetna Growth and Income Fund, an investment company managed by Aetna Life Insurance and Annuity Company, a wholly-owned subsidiary of Aetna Life and Casualty Company.

      10,200 shares of Common Stock;  Par Value $1



Aetna Life & Casualty (Bermuda) Limited, an insurance company owned by Aetna Life Insurance Company, a wholly-owned subsidiary of Aetna Life and Casualty Company.

	 300 shares of Common Stock;  Par Value $1
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                                                       Page 7 of 7 Pages

Aetna Investment Advisers Fund, Inc., an investment company managed by Aetna Life Insurance and Annuity Company, a wholly-owned subsidiary of Aetna Life and Casualty Company.

     211,600 shares of Common stock;  Par Value $1



Aetna Variable Fund, an investment company managed by Aetna Life
Insurance and Annuity Company, a wholly-owned subsidiary of Aetna Life and Casualty Company.

     816,700 shares of Common Stock;  Par Value $1



The Aetna Fund, an investment company managed by Aetna Life Insurance and Annuity Company, a wholly-owned subsidiary of Aetna Life and Casualty Company.

       8,800 shares of Common Stock;  Par Value $1



Aetna Life Insurance Company of Canada, an insurance company and wholly-owned subsidiary of Aetna Life and Casualty Company.

       2,700 shares of Common Stock;  Par Value $1